UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2026

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 S. Hoover Blvd.

Suite 210

Tampa, Florida 33609

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OMEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, in December 2024, Odyssey Marine Exploration, Inc. (the “Company”), its affiliates Oceanica Resources, S. de R.L. (“Oceanica”) and Exploraciones Oceánicas, S. de R.L. de C.V. (“ExO”), and Capital Latinoamericano, S.A. de C.V. (“CapLat”) entered into a Joint Venture Agreement (the “JV Agreement”) pursuant to which Odyssey and CapLat agreed to work together to develop a strategic fertilizer production project in Mexico (the “Project”) and, subject to the satisfaction of certain conditions, to invest through subsidiaries of each party as equal partners, subject to adjustment based on final contributions, in a newly formed joint venture entity that would own and continue to develop and operate the Project.

In June 2025, (a) the Company, certain of its affiliates, and CapLat entered into an amendment to the JV Agreement pursuant to which, among other things, Oceánica Resources México, S. de R.L. de C.V., an affiliate of the Company (“ORM”), joined as a party to the JV Agreement; (b) ORM and CapLat formed Phosagmex, S.A.P.I. de C.V. (“Phosagmex”) as the joint venture entity in accordance with the terms of the JV Agreement, with CapLat and ORM each holding 50.0% of the equity interests in Phosagmex; (c) the Company and CapLat agreed to make their respective initial capital contributions to Phosagmex, which were completed in August 2025; and (d) Oceanica caused ExO to enter into an agreement to assign its legal rights to specified mining concessions held by ExO to Phosagmex, subject to the condition that the concessions are reinstated.

On February 27, 2026, the Company, certain of its affiliates, CapLat, and Phosagmex entered into an amended and restated JV Agreement (the “Restated JV Agreement”). The Restated JV Agreement:

•	provides for termination only upon the mutual consent or agreement of the parties;

•	eliminates the parties’ respective rights to termination fees in the event of termination;

•

provides for the closing of the transactions contemplated thereby upon execution and delivery of the Restated JV Agreement, including execution and delivery of an acknowledgment of assignment of the mining concessions and a restated shareholder agreement; and

•	limited the duration of the period during which Odyssey is obligated to provide services to Phosagmex.

The foregoing description of the material amendments set forth in the Restated JV Agreement is summary in nature, does not purport to be a complete description of all the terms in the Restated JV Agreement, and is qualified in its entirety by reference to the Restated JV Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

10.1 Amended and Restated JV Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: February 27, 2026	By:	/s/ Mark D. Gordon
Mark D. Gordon
Chief Executive Officer